EXHIBIT 32.2

CERTIFICATION

In connection with the Amended Quarterly Report of MobileSmith, Inc. (the "Company") on Form 10-Q/A for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission (the "Report"), I, Gleb Mikhailov, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2016

/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer (Principal Financial and Accounting Officer)